Exhibit 4.3

Execution Copy

SECOND SUPPLEMENTAL INDENTURE

               THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of March 18, 2005, is among The Scotts Company, an Ohio corporation (the “Company”), The Scotts Miracle-Gro Company, an Ohio corporation (the “Holding Company”), The Scotts Company LLC, an Ohio limited liability company (the “Guaranteeing Subsidiary”), the subsidiary guarantors named on the signature pages hereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture (as defined below) (the “Trustee”).

WITNESSETH

               WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee and the Trustee has heretofore executed and delivered an indenture, dated as of October 8, 2003, as amended by that certain Supplemental Indenture, dated as of October 15, 2004 (as so amended, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.625% Senior Subordinated Notes due 2013 (the “Notes”);

               WHEREAS, the Company desires to restructure its corporate structure into a holding company structure (the “Restructuring”), as permitted by Section 5.01(b) of the Indenture;

               WHEREAS, in connection with the Restructuring, the Company has incorporated the Holding Company as a new, wholly owned direct subsidiary of the Company, and the Holding Company has in turn formed the Guaranteeing Subsidiary as a new, wholly owned direct subsidiary of the Holding Company and a second-tier subsidiary of the Company;

               WHEREAS, to effectuate the Restructuring, the Company, the Holding Company and the Guaranteeing Subsidiary have executed and delivered an Agreement and Plan of Merger, dated December 13, 2004, pursuant to which the Company will be merged with and into the Guaranteeing Subsidiary (the “Merger”), with the Guaranteeing Subsidiary surviving the Merger as a wholly owned first-tier subsidiary of the Holding Company;

               WHEREAS, immediately upon the effective time of the Merger (the “Effective Time”), each of the Company’s common shares will be converted automatically into one common share of the Holding Company, and the Guaranteeing Subsidiary will be the successor to the Company;

               WHEREAS, pursuant to this Second Supplemental Indenture, the Holding Company shall assume and agree to perform all of the covenants, agreements, rights, obligations and liabilities of the Company under the Notes and the Indenture as of the Effective Time;

               WHEREAS, pursuant to this Second Supplemental Indenture, the Guaranteeing Subsidiary shall unconditionally guarantee all of the Holding Company’s obligations under the Notes and the Indenture (the “Subsidiary Guarantee”) as of the Effective Time; and

               WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

               1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

               2. Assignment of Rights and Obligations under the Notes and Indenture. Pursuant to Section 5.01(b) of the Indenture, as of the Effective Time, (a) the Holding Company hereby assumes and agrees to perform and discharge all covenants, agreements, rights, obligations and liabilities of the Company under and with respect to the Notes and the Indenture; (b) the Holding Company shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under and with respect to the Notes and the Indenture with the same effect as if the Holding Company had been named as the Company therein; and (c) all references in the Notes and the Indenture to the defined term “Company” shall refer to the Holding Company.

               3. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows as of the Effective Time:

(a)	Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Holding Company hereunder or thereunder, that:

(i)	the principal of and interest on the Notes and Registration Default Damages, if any, will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Holding Company to the Holders or the Trustees hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Holding Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Holding Company, any right to require a proceeding first against the Holding Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Holding Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Holding Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)	The obligations hereunder shall be subject to the subordination provisions of the Indenture.

               4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

               5. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

(a)	The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

(i)	subject to Section 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Registration Rights Agreement and the Subsidiary Guarantee on the terms set forth herein or therein; and

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists.

(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Holding Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Holding Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Holding Company or another Guarantor.

               6. Releases.

(a)	In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Holding Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Holding Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b)	Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

               7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Holding Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Registration Rights Agreement, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

               8. NEW YORK LAW TO GOVERN. SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               9. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

               10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

               11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Guarantors, the Holding Company and the Guaranteeing Subsidiary.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of March 18, 2005	THE SCOTTS COMPANY
	By:	/s/ James Hagedorn
		Name:	James Hagedorn
		Title:	Chairman, President and Chief Executive Officer

By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ James Hagedorn
	Name:	James Hagedorn
	Title:	Chairman, President and Chief Executive Officer

By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

THE SCOTTS COMPANY LLC
By:	/s/ James Hagedorn
	Name:	James Hagedorn
	Title:	Chairman, President and Chief Executive Officer

By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SCOTTS MANUFACTURING COMPANY
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SCOTTS PROFESSIONAL PRODUCTS CO.
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SCOTTS PRODUCTS CO.
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

OMS INVESTMENTS, INC.
By:	/s/ David M. Aronowitz
	Name:	David M. Aronowitz
	Title:	Executive Vice President and Secretary

HYPONEX CORPORATION
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SWISS FARMS PRODUCTS, INC.
By:	/s/ David M. Aronowitz
	Name:	David M. Aronowitz
	Title:	Executive Vice President and Secretary

SCOTTS TEMECULA OPERATIONS, LLC
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SCOTTS-SIERRA INVESTMENTS, INC.
By:	/s/ David M. Aronowitz
	Name:	David M. Aronowitz
	Title:	Executive Vice President and Secretary

SCOTTS-SIERRA CROP PROTECTION COMPANY
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

MIRACLE-GRO LAWN PRODUCTS, INC.
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

EG SYSTEMS, INC. (D/B/A SCOTTS LAWNSERVICE)
By:	/s/ Michael P. Kelty
	Name:	Michael P. Kelty
	Title:	Executive Vice President

SMITH & HAWKEN, LTD.
By:	/s/ Andrew B. Coogle
	Name:	Andrew B. Coogle
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Cauna M. Silva
	Name:	Cauna M. Silva
	Title:	Vice President

Schedule 1

(1)	SCOTTS MANUFACTURING COMPANY

(2)	SCOTTS PROFESSIONAL PRODUCTS CO.

(3)	SCOTTS PRODUCTS CO.

(4)	SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY

(5)	OMS INVESTMENTS, INC.

(6)	HYPONEX CORPORATION

(7)	SWISS FARMS PRODUCTS, INC.

(8)	SCOTTS TEMECULA OPERATIONS, LLC

(9)	SCOTTS-SIERRA INVESTMENTS, INC.

(10)	SCOTTS-SIERRA CROP PROTECTION COMPANY

(11)	MIRACLE-GRO LAWN PRODUCTS, INC.

(12)	EG SYSTEMS, INC. (D/B/A SCOTTS LAWNSERVICE)

(13)	SMITH & HAWKEN, LTD.